Exhibit 99.4

ENTROPIC COMMUNICATIONS NAMES KEITH BECHARD TO BOARD OF DIRECTORS

Former Cable Industry Executive and Technology Visionary Adds Deep Cable and Telco Expertise to Entropic Board

SAN DIEGO, June 17, 2009 - Entropic Communications, Inc. (Nasdaq: ENTR), a leading provider of silicon and software solutions to enable connected home entertainment, announced today that Keith Bechard has been elected to Entropic’s board of directors. The addition of Bechard aligns with the Company’s objective to expand the independent leadership on the board. Further, Bechard brings extensive technical expertise in interactive television services, high definition television (HDTV) and service provider deployment to support Entropic’s strategy of enabling connected home entertainment with PayTV service providers. With the addition of Bechard, Entropic will expand its board to seven members.

“We are pleased to have Keith join our board of directors,” said Umesh Padval, chairman of the board of Entropic. “His outstanding career in the cable and telco industry and his broad experience will prove invaluable to both the board and management team.”

Bechard has over 30 years of experience in cable television, information systems and communications technology. As owner of Pear Lake Consulting, Bechard currently serves as executive advisor to Canoe Ventures LLC, and previously served as executive advisor to PolyCipher, both of which are cable industry joint ventures owned by Comcast, Time Warner Cable, Cox Communications and other major cable MSOs. He has acted as a consultant to cable related businesses, including Vidiom Systems, Adelphia Communications and Ceon. Bechard has served as a member of various technical advisory boards including Midstream Technologies and ManyStreams, Inc. Prior to starting his consulting firm, Bechard served as vice president of video product engineering for AT&T Broadband, responsible for deploying advanced digital set tops and launching systems to provide Interactive television services. Prior to AT&T Broadband, he held key positions at MediaOne Labs, developing strategies for video-on-demand, high-definition television and all digital networks. He has also held positions with U S WEST.

Bechard holds a bachelor’s degree in Electrical Engineering and Computer Science from the University of Colorado.

About Entropic Communications

Entropic Communications, Inc. (NASDAQ:ENTR) is a leading fabless semiconductor company that designs, develops and markets systems solutions to enable connected home entertainment. The company’s technologies significantly change the way high-definition television-quality video and other multimedia content such as movies, music, games and photos are brought into and delivered throughout the home. For more information, please visit www.entropic.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the expected value to Entropic of Mr. Bechard’s industry experience and strategic input. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Entropic’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks associated with recruiting and retaining key employees and Board members such as Mr. Bechard, the risk that the market for high-definition television-quality video and multimedia content delivery solutions may not develop as anticipated, and other factors discussed in the “Risk Factors” section of Entropic’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009. All forward-looking statements are qualified in their entirety by this cautionary statement. Entropic is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Media Contacts:
Robbin Lynn	Angela Edgerton
Marketing Comms Manager	The Ardell Group
858/768-3673	858/792-2941
robbin.lynn@entropic.com	angela@ardellgroup.com

Investor Contact:

Debra Hart

Director, Investor Relations

858/768-3852

debra.hart@entropic.com

###